UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2025

AMERIGUARD SECURITY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173039	99-0363866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 W. Spruce Avenue, Suite 102

Fresno, CA

(Address of principal executive offices)

(559) 271-5984

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(g) of the Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 1, 2025, the registrant (the “Company” or “Borrower”) received a notice of an event of default (“Event of Default”) under that certain Government Purchase Order/Receivables Financing Agreement (the “Financing Agreement”), dated as of February 5, 2025, between the Company and List Government Receivables Fund, LLC (the “Lender”). The Financing Agreement provides for a revolving line of credit for Borrower in the aggregate maximum principal amount of $7,000,000. Amounts advanced accrue interest daily at the U.S. prime rate in effect from time to time (divided by 365) plus 0.0246%. The current outstanding principal balance due is $5,845,900. Pursuant to the Financing Agreement, the Company granted to the Lender a continuing lien on and security interest in all assets of Borrower. TransportUS, Inc., a California corporation, and Lawrence D. Garcia each have guaranteed the Company’s payment and performance obligations under the Financing Agreement.

The notice states there is the occurrence and continuation of certain Events of Default under the Financing Agreement, from at least June 12, 2025, arising from circumstances that constitute an Event of Default under Section 21(e) of the Financing Agreement and which, in Lender’s sole discretion, have caused Lender to deem itself insecure. As a result, since such date, incremental 4.75% interest has accrued on all of the Borrower’s obligations under the Financing Agreement and shall continue until repayment in full.

Section 21(e) of the Financing Agreement provides that an “Event of Default” shall be deemed to have occurred and be continuing if: (e) [a]ny material change occurs in Borrower’s business or business structure, expressly including its ownership or financial condition or there occurs any dispute between its principals/managers/officers, any of which (in Lender’s sole and absolute discretion) causes Lender to deem itself insecure; Borrower acknowledges that it shall not change any material aspect of its business structure.

After an Event of Default, the Lender may, in its sole and absolute discretion, require Government Account Debtors to pay Eligible Purchase Order and/or Eligible Receivable obligations directly to it or an affiliate, including (i) notify a Government Account Debtor that its account has been assigned to Lender by Borrower and that payment thereof shall be made to the order of and directly to Lender and (ii) demanding, collecting, or enforcing payment thereof. After an Event of Default, Lender may suspend or terminate Lender’s obligations to make advances upon notice of termination to Borrower, after which Borrower shall be obligated to pay immediately to Lender the full amount of its outstanding obligations. After an Event of Default, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, actually incurred by Lender.

On July 1, 2025, prior to receiving the notice of default, the Company requested a draw under the Financing Agreement in the amount of $981,816, a substantial part of which was to fund the Company's July 10, 2025 payroll obligation. On July 2, 2025, Legalist informed the Company that in light of the existing Event of Default under the Financing Agreement that it would not make any advances unless and until the default had been resolved to its satisfaction. As a result, the Company is unable to satisfy its July 10, 2025 payroll obligation, which will materially adversely affect the Company's results of operations and financial position.

A copy of the Financing Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the terms of the Financing Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Exhibits

Exhibit No.	Description

10.1	Government Purchase Order/Receivables Financing Agreement, dated as of February 5, 2025, between the Company and List Government Receivables Fund, LLC.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 2025

Ameriguard Security Services Inc.

/s/ Lawrence Mr. Garcia
By:	Lawrence Mr. Garcia
Title:	Chief Executive Officer

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